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                                                              Exhibit 10.9.10



                       AMENDMENT TO STOCK PURCHASE WARRANT

            THIS AMENDMENT TO STOCK PURCHASE WARRANT (this "Amendment"), dated as of July 30, 1996, is between ECQA ACQUISITION CORP., a Delaware corporation (the "Company"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Sirrom").

            WHEREAS, the Company and Sirrom are parties to that certain Stock Purchase Warrant, dated as of June 28, 1996, respecting Sirrom's right to purchase up to 0.625% of the capital stock of the Company (the "Warrant"); and

            WHEREAS, the Company has requested that Sirrom make certain changes to the Warrant and Sirrom is willing to make such changes;

            NOW, THEREFORE, in consideration of the premises, the parties, each intending to be legally bound hereby, agree as follows:

            1. Increase in Series C Preferred Stock Section 9(c)(ii)(B) of the Warrant is hereby amended by replacing the phrase "(up to $13,000,000)" contained therein with the phrase "(up to $15,000,000)".

            2. Full Force and Effect of Warrant. Except, and solely to the extent, that the same have been specifically modified, amended or supplemented by this Amendment, all of the terms and conditions of the Warrant shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


FCOA ACQUISITION CORP.                      SIRROM CAPITAL CORPORATION


By: William E. Freeman                      By: [ILLEGIBLE]
   ---------------------------                 ---------------------------
Title: Chairman of the Board                Title: CFO
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